Exhibit 10.3
AMENDMENT TO THE
PEABODY ENERGY CORPORATION
2001 LONG-TERM EQUITY INCENTIVE PLAN
     WHEREAS, Peabody Energy Corporation (the “Company”) adopted and maintains the Peabody Energy Corporation 2001 Long-Term Equity Incentive Plan (the “Plan”);
     WHEREAS, pursuant to Section 16 of the Plan, (i) the Board of Directors of the Company (the “Board”) has the right to amend the Plan and (ii) the Plan administrator may amend the terms and conditions of outstanding grants under the Plan if such amendment does not adversely affect the participant’s rights without his or her consent; and
     WHEREAS, the Company contemplates spinning off a portion of its business during 2007 to Patriot Coal Corporation (“Patriot”), resulting in the transfer of several Company employees to employment with Patriot and constituting a Termination of Employment for such employees within the meaning of outstanding grants;
     WHEREAS, many of the Company employees who are expected to transfer to Patriot hold unvested stock options under the Plan and the Company would like to permit continued vesting of some of those stock options after such spin-off;
     WHEREAS, the Company deems it appropriate to amend the Plan to permit such continued vesting; and
     WHEREAS, the Company desires to amend the Plan to comply with Section 409A.
     NOW, THEREFORE, the Plan is hereby amended effective on October 31, 2007, the effective date of such spin-off (the “Effective Date”), as follows:
     1.     Section 6 of the Plan is hereby amended by adding the following to the end thereof:
     Notwithstanding the foregoing, no SAR may be granted under this Plan that has an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of grant.
     For purposes of this Plan, “Fair Market Value” means, as of any applicable date, (a) the closing sales price for one share of Common Stock on such date as reported on the New York Stock Exchange or, if the foregoing does not apply, on such other stock exchange on which the Corporation’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a share of Common Stock was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a share of Common Stock as reasonably determined in good faith by the Board in accordance with Code Section 409A. For purposes of subsection (b), the determination of such Fair Market Value by the Board will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation Section 1.409-1(b)(iv)(B)(2) or (y) include, as applicable, the value of tangible and intangible assets of the Corporation, the present value of future cash flows of the Corporation, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Corporation, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arms’ length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Corporation, its stockholders or its creditors.
     2.     Section 7 of the Plan is hereby amended to add the following to the end thereof:
     Notwithstanding anything in the Plan or the applicable Restricted Stock agreement to the contrary, employment with Patriot Coal Corporation or a subsidiary thereof (“Patriot”) or with any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Patriot Coal Corporation (a “Successor”) shall be treated as employment with the Corporation for the following purposes under the Plan:
     (a) Continued vesting of any Restricted Stock award held by a Patriot Employee (as defined below) that, immediately prior to such Patriot Employee’s transfer to Patriot, is outstanding and unvested;
     (b) Continued vesting of any Restricted Stock award held by a Patriot Senior Management Employee (as defined below) that is scheduled to vest by January 3, 2008.
     Notwithstanding anything in the Plan or Restricted Stock agreement to the contrary, a Restricted Stock award held by a Patriot Senior Management Employee that is scheduled to vest later than January 3, 2008 shall be fully vested upon the effective date of the spin-off of Patriot (“Spin-Off Date”).
     Notwithstanding anything in the Plan or Restricted Stock agreement to the contrary, a Restricted Stock award held by a Patriot Employee shall become fully vested upon a Patriot Change in Control (as such term is defined below).
     For purposes of the accelerated vesting provisions in the Restricted Stock agreement, the terms “Change of Control” and “Recapitalization Event” (if applicable) shall continue to have the meanings set forth in the Plan or applicable Restricted Stock agreement and shall apply only to the Corporation.

     For purposes of this Plan, a “Patriot Change in Control” means:
     (i) any Person (other than Patriot, any trustee or other fiduciary holding securities under an employee benefit plan of Patriot, or any corporation owned, directly or indirectly, by the shareholders of Patriot in substantially the same proportions as their ownership of stock of Patriot), becomes the beneficial owner, directly or indirectly, of securities of Patriot, representing 50% or more of the combined voting power of Patriot’s then-outstanding securities;
     (ii) during any period of twenty-four consecutive months (not including any period prior to November 1, 2007), individuals who at the beginning of such period constitute the Board of Patriot, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with Patriot to effect a transaction described in clause (i), (iii) or (iv) or (B) a director nominated by any Person (including Patriot) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Patriot Change in Control) whose election by the Patriot Board or nomination for election by Patriot’s shareholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
     (iii) the consummation of any merger, consolidation, plan of arrangement, reorganization or similar transaction or series of transactions in which Patriot is involved, other than such a transaction or series of transactions which would result in the shareholders of Patriot immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the securities of Patriot or such surviving entity (or the parent, if any) outstanding immediately after such transaction(s) in substantially the same proportions as their ownership immediately prior to such transaction(s); or
     (iv) the shareholders of Patriot approve a plan of complete liquidation of Patriot or the sale or disposition by Patriot of all or substantially all of Patriot’s assets, other than a liquidation of Patriot into a wholly owned subsidiary.
     As used in this definition of Patriot Change in Control, “Person” (including a “group”), has the meaning as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor section thereto).

     For purposes of this Plan, “Patriot Employee” means a Participant who transfers, within one (1) year of the Spin-Off Date, from employment with the Corporation directly to employment with Patriot and who is not a Patriot Senior Management Employee.
     For purposes of this Plan, “Patriot Senior Management Employee” means a Participant who is a member of the Patriot senior executive team designated by the Corporation, who transfers, within one (1) year of the Spin-Off Date, from employment with the Corporation directly to employment with Patriot and who is party to a transition letter agreement with the Corporation in connection with such transfer; provided, however that the Chairman of the Board and Executive Advisor of Patriot shall not be considered to be a Patriot Senior Management Employee.
     3.     Section 10 of the Plan is hereby amended to add the following to the end thereof:
     Notwithstanding the foregoing, no NQSO may be granted under this Plan that has an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of grant.
     Notwithstanding anything in the Plan or the applicable NQSO agreement to the contrary, employment with Patriot or with any Successor shall be treated as employment with the Corporation for the following purposes under the Plan:
     (a) Continued vesting and exercisability of any NQSO held by a Patriot Employee that, immediately prior to such Patriot Employee’s transfer to Patriot, is outstanding and unvested;
     (b) Continued vesting and exercisability of any NQSO held by a Patriot Senior Management Employee that was granted before 2006 and is scheduled to vest by January 3, 2008; and
     (c) Determining the number of years of service required for a “Retirement” for purposes of the vesting and exercise period of NQSOs held by any Patriot Employee and any Patriot Senior Management Employee under the provisions of any NQSO agreement between such Employee and the Corporation.
     Notwithstanding the foregoing, any NQSO held by a Patriot Senior Management Employee that was granted before 2006 and is scheduled to vest by January 3, 2008 shall cease to be exercisable and expire on July 3, 2008, if not forfeited prior to such date. For purposes of the accelerated vesting provisions in the NQSO agreements held by a Patriot Employee or a Patriot Senior Management Employee, the terms “Change of Control” and “Recapitalization Event” (if applicable) shall continue to have the meanings set forth in the Plan or applicable NQSO agreement and shall apply only to the Corporation.

     Notwithstanding anything in the Plan or NQSO agreement to the contrary, an NQSO award held by a Patriot Employee shall become fully vested upon a Patriot Change in Control.
     Notwithstanding anything in the Plan or any NQSO agreement to the contrary, each Accelerated Option (as defined below) shall vest and be deemed to be exercised on the Spin-Off Date. The exercise price and tax withholding with respect to such exercise shall be paid by the withholding by the Corporation of such number of Shares acquired by the Participant upon such exercise of an aggregate Fair Market Value equal to the exercise price plus the amount of any such tax withholding.
     For purposes of this Plan, the term “Accelerated Option” means a NQSO held by a Patriot Senior Management Employee that was granted prior to 2006 and is scheduled to vest after January 3, 2008.
     4.     Section 11 of the Plan is amended in its entirety to read as follows:
     11. Deferred Stock Units. A Deferred Stock Unit is a hypothetical share of Common Stock of the Company with a value equal to the Fair Market Value of a share of Common Stock. A Participant who receives a Deferred Stock Unit Award has the right to receive the value of the Deferred Stock Units, subject to the terms and conditions set forth in a Deferred Stock Unit agreement as established by the Administrator in its sole discretion. At the discretion of the Administrator, payment for Deferred Stock Units may be made in cash or shares of Common Stock of the Company, or in a combination thereof, and such payment shall be made at the time or times specified in the Deferred Stock Unit agreement. In the case of any Deferred Stock Unit Award:
     (a) Deferred Stock Units may be subject to (i) forfeiture provisions or vesting requirements based on the Participant’s continued service or the attainment of specified performance objectives and (ii) such other restrictions, conditions and terms as the Administrator deems appropriate.
     (b) The Administrator may, in its discretion, provide for payments in cash or adjustment in the number of Deferred Stock Units equivalent to the dividends the Participant would have received if he or she held shares of Common Stock instead of Deferred Stock Units. Any such dividend equivalents paid in cash shall be credited to a bookkeeping account in the Participant’s name and shall be subject to all of the forfeiture provisions, vesting requirements and other restrictions, conditions and terms that apply to the Deferred Stock Units.
     (c) The Deferred Stock Unit agreement shall specify the time and form of payment of the Deferred Stock Units, including the six-month payment delay for specified employees, if applicable, in accordance with Code Section 409A and the regulations and other guidance in effect thereunder.

     (d) At the discretion of the Administrator, a Participant may elect to defer payment of a Deferred Stock Unit granted to such Participant until the earlier of a Specified Distribution Date (as defined below), or, subject to the six-month delay for specified employees, thirty days after the date the Participant incurs a Termination of Employment. All deferral elections under this Section 5.7(d) shall be submitted to the Administrator by the Participant in writing on a Deferral Election Form (as defined below) to be supplied and approved by the Administrator (the provisions of which Deferral Election Form are hereby incorporated herein by reference and made a part hereof) and shall be effective upon receipt and acceptance by the Administrator. A deferral election with respect to a Deferred Stock Unit shall be made not later than December 31 of the calendar year preceding the calendar year in which such Deferred Stock Unit is granted. All Deferral Election Forms filed under this Section 11(d) shall be irrevocable.
     For purposes of the Plan, the term “Deferral Election Form” means the form supplied and approved by the Administrator that the Participant submits to the Administrator to make a deferral election under paragraph (d) above.
     For purposes of the Plan, the term “Specified Distribution Date”, as used with respect to a Deferred Stock Unit deferred by a Participant in accordance with paragraph (d) above, means the date specified by the Participant on the applicable Deferral Election Form as the date such Deferred Stock Unit shall be paid to the Participant. The Specified Distribution Date with respect to a Deferred Stock Unit must be the last business day of a calendar year following the calendar year in which such Deferred Stock Unit is granted . Notwithstanding the foregoing, (i) in the case of a Participant who is a non-employee director of the Company or any designated subsidiary, the Specified Distribution Date with respect to a Deferred Stock Unit shall not be earlier than the last business day of the second calendar year and no later than the last business day of the seventh calendar year following the calendar year in which such Deferred Stock Unit is granted and (ii) in the case of each other Participant not described in clause (i) above, such Specified Distribution Date shall be no later than the last business day of the fifth calendar year following the calendar year in which such Deferred Stock Unit is granted.
     5.     A new Section 18 is added to the Plan to read as follows:
     18. Section 409A.
     To the extent applicable and notwithstanding any other provision of this Plan, this Plan and awards hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, in the event that the Administrator determines that any amounts payable hereunder may be taxable to a Participant under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and related

Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and awards hereunder and/or (ii) take such other actions as the Administrator determines necessary or appropriate to comply with or exempt the Plan and/or awards from the requirements of Code Section 409A and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which the Board approves the Plan. The Corporation makes no guarantees to any Participant regarding the tax treatment of awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Participant (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Participant (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Corporation and its subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties.
     6.     In all other respects, the Plan shall remain unchanged and in full force and effect.

PEABODY ENERGY CORPORATION

By:

Title:

Date:

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